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                                                                     EXHIBIT 4-1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ENERGY EAST CORPORATION
                            UNDER SECTION 807 OF THE
                            BUSINESS CORPORATION LAW

    The undersigned, being the Chairman and the Secretary, respectively, of Energy East Corporation, a New York corporation, hereby certify:

    FIRST. The name of the corporation is Energy East Corporation. The name under which the corporation was originally incorporated was NGE Resources, Inc.

    SECOND. The Certificate of Incorporation of the corporation was filed by the Department of State on September 23, 1997.

    THIRD. The Certificate of Incorporation, as heretofore amended, is amended to effect one or more amendments authorized by the Business Corporation Law of the State of New York, namely: Article 7 is amended to delete the provision setting the minimum and maximum number of directors and to provide for the Board of Directors to be classified into three classes. The text of the Certificate of Incorporation is hereby restated as so amended to read in its entirety as follows:

        1. The name of the corporation is Energy East Corporation (the "Corporation").

        2. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that any act or activity requiring the consent or approval of any state official, department, board, agency or other body shall not be engaged in without such consent or approval first being obtained.

        3. The office of the Corporation in the State of New York is located in the County of Albany.

        4. (A) The aggregate number of shares of stock which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) consisting of:

           (1) Two Hundred Million (200,000,000) shares of Common Stock, with a par value of One Cent ($.01) per share; and

           (2) Ten Million (10,000,000) shares of Preferred Stock, with a par value of One Cent ($.01) per share.

        (B) The designations, relative rights, preferences and limitations of the shares of each class of stock are as follows:

           (1) COMMON STOCK

               Each share of Common Stock shall have one vote. Subject to any voting rights which may vest in holders of Preferred Stock under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided and except as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of Common Stock. Subject to the rights of the holders of Preferred Stock under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, the holders of Common Stock shall be entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment or provision for payment shall have been made of the amounts to which the holders of Preferred Stock shall be entitled under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to
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           authority herein provided, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

           (2) PREFERRED STOCK

               The Preferred Stock may be issued from time to time in one or more series. Each share of Preferred Stock of any particular series shall be identical in all respects with every other share of Preferred Stock of the same series. The Board of Directors is authorized, at any time or from time to time, to establish and designate one or more series of Preferred Stock and to fix the number of shares and the relative rights, preferences and limitations of each such series, subject to such limitations as may be prescribed by law and the provisions of this Article. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                   (a) The distinctive serial designation of the shares of the series by number, letter, title or other means which shall distinguish these shares from the shares of all other series;

                   (b) The number of shares included in the series, which number
               (except where otherwise provided by the Board of Directors in creating the series) may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of the outstanding shares of such series) from time to time by the Board of Directors; provided that if the number of shares is decreased, the shares constituting such decrease shall be restored to the status of authorized but unissued shares of Preferred Stock;

                   (c) The dividend rate for the shares of the series, which may be expressed in terms of a formula or other method by which such rate shall be calculated from time to time, and the dividend periods, including the dates on which such dividends shall be payable;

                   (d) Whether dividends on the shares of the series shall be cumulative and, with respect to the shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series shall be cumulative;

                   (e) The amount or amounts per share (plus all dividends
               accrued and in arrears thereon) which shall be paid out of the assets of the Corporation to the holders of the shares of the series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

                   (f) The redemption price or prices, if any, for the series and the procedure or procedures for redemption of shares of such series;

                   (g) The obligation, if any, of the Corporation to acquire
               shares of the series pursuant to a sinking fund and the terms and conditions upon which the shares of the series shall be acquired pursuant to such sinking fund;

                   (h) The period or periods within which and the terms and
               conditions, if any, including the price or prices or the rate or rates of conversion or exchange and terms and conditions of any adjustments thereof, upon which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of stock or shares of any other series of any class or any other securities or assets;

                   (i) The voting rights, if any, of the shares of the series in addition to those provided by law; and

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                   (j) Any other relative rights, preferences, or limitations of the shares of the series not inconsistent herewith or with applicable law.

        5. No holders of shares of the Corporation of any class or series, now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any part of any issue, sale or offering of any shares of the Corporation of any class or series, now or hereafter authorized, or of any options, warrants or rights to subscribe for or purchase any such shares, or of any securities convertible into, exchangeable for, or carrying options, warrants or rights to subscribe for or purchase, any such shares, regardless of whether such issue, sale or offering is for cash, property, services or otherwise.

        6. To the fullest extent that New York law from time to time permits the elimination or limitation of the personal liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty as a director. No amendment or repeal of this Article 6 shall adversely affect any right of a director of the Corporation or the protection of a director of the Corporation from liability for acts or omissions that occur prior to the time of such amendment or repeal.

        7. The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated Class I, Class II and Class III. The three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors shall expire at the next succeeding annual meeting of stockholders, the second succeeding annual meeting of stockholders and the third succeeding annual meeting of stockholders, respectively. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. If the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders.

        8. Actions by the stockholders may be taken without a meeting on written consent, setting forth the actions so taken, but only if such consent is signed by the holders of all outstanding shares entitled to vote thereon.

        9. By-Laws of the Corporation may be altered, amended, repealed or adopted by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as provided in the By-Laws of the Corporation; provided that any alteration, amendment or repeal of, or the adoption of any provision inconsistent with, By-Laws 6, 7, 8, 10 or 43, if by action of the stockholders, shall be only upon the affirmative vote of the stockholders entitled to cast three-fourths of the votes entitled to be cast.

        10. The affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast shall be required to adopt a plan of merger or consolidation.

        11. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any such process served upon him is One Commerce Plaza, Suite 2006A-20th Floor, Albany, New York 12260, Attention: Secretary.

    FOURTH. The foregoing Restated Certificate of Incorporation was authorized by the Board of Directors of the Corporation at a meeting of the Board of Directors held on April 20, 1998, followed by the written consent of the sole stockholder of the Corporation dated April 20, 1998.

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    IN WITNESS WHEREOF, the undersigned have signed, and Daniel W. Farley has verified, this Restated Certificate of Incorporation this 22nd day of April, 1998.

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                                              /s/ WESLEY W. VON SCHACK
                                     -----------------------------------------
                                                Wesley W. von Schack
                                                      CHAIRMAN

                                                /s/ DANIEL W. FARLEY
                                     -----------------------------------------
                                                  Daniel W. Farley
                                                     SECRETARY
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STATE OF NEW YORK                                                              )
                                                                           :ss.:
COUNTY OF BROOME                                                               )

    I, Daniel W. Farley, being duly sworn, depose and state that I am the Secretary of Energy East Corporation, the corporation named in and described in the foregoing Restated Certificate of Incorporation and that I have read the foregoing document and know the contents thereof to be true, except as to matters therein stated to be alleged upon information and belief, and as to those matters, I believe them to be true.

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
                                                /s/ DANIEL W. FARLEY
                                     -----------------------------------------
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Sworn to before me this 22nd
day of April, 1998.
  /s/ NANCY M. SANTUCCI
---------------------------------------------
NOTARY PUBLIC

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